UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
 Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  November 15, 2022

FINWISE BANCORP
(Exact name of registrant as specified in its charter)

Utah	001-40721	83-0356689
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

756 East Winchester St., Suite 100 Murray, Utah	84107
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (801) 501-7200

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	FINW	The NASDAQ Stock Market LLC

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on October 6, 2022, the Board of Directors (the “Board”) of FinWise Bancorp (the “Company”) appointed Mr. James Noone as the Chief Strategy Officer & Chief Credit Officer and Executive Vice President of FinWise Bank, a wholly owned subsidiary of the Company (the “Bank”).  In connection with his promotion, on November 15, 2022, the Board approved an increase in Mr. Noone’s annual base salary to $400,000 effective as of July 1, 2022 and an annual cash bonus with respect to 2022 of $458,000.  The annual cash bonus is in lieu of the previously disclosed target bonus with respect to 2022 for Mr. Noone under the Company’s Cash Bonus Plan and in addition to the previously disclosed Retention Bonus payable to Mr. Noone pursuant to a Letter Agreement, dated as of May 17, 2022, by and between the Bank and Mr. Noone.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, FinWise Bancorp has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: November 18, 2022	FINWISE BANCORP

/s/ Michael O’Brien
Name: Michael O’Brien
Title: Corporate Secretary and Executive Vice President